REMINDER TO THIRD POINT REINSURANCE LTD. SHAREHOLDERS – SPECIAL GENERAL MEETING OF SHAREHOLDERS IS NEXT WEEK
Third Point Re Reiterates Board’s Recommendation for the Proposed Transaction with Sirius International Insurance Group, Ltd.
Vote “FOR” the Share Issuance Proposal, Loeb Share Issuance Proposal, Bye-laws Proposals and the Name Change Proposal to Complete Proposed Transaction with Sirius Group
Hamilton, Bermuda, November 16, 2020 – Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE: TPRE) today reiterated the unanimous recommendation of its Board of Directors that Third Point Re shareholders vote (i) “FOR” the share issuance proposal, (ii) “FOR” the Loeb share issuance proposal, (iii) “FOR” each of the bye-laws proposals and (iv) “FOR” the name change proposal at the special general meeting of Third Point Re’s shareholders to be held on November 23, 2020.
For the reasons set out in the Joint Proxy Statement/Prospectus (as defined below) filed with the SEC in connection with the upcoming special general meeting of Third Point Re’s shareholders, Third Point Re’s Board of Directors believes the proposed merger with Sirius International Insurance Group, Ltd (“Sirius Group”) creates compelling value for Third Point Re’s shareholders.
The proposed changes to the existing Third Point Re bye-laws are an important component of the proposed transaction that, if approved, would provide the Company and its shareholders with a new set of bye-laws that Third Point Re’s Board of Directors believes are appropriate for this stage of the Company’s evolution into a top-tier global specialty insurer and reinsurer. Specifically, the Board of Directors recommends in favor of each of the bye-law proposals for the following reasons:
•Proposal 3 (First bye-laws proposal):
The first bye-laws proposal clarifies the procedures by which shareholders may submit shareholder proposals and director nominations. These provisions provide shareholders with greater detail on the information that must be submitted to the Company with the proposal and provide the shareholders with time that the Third Point Re Board of Directors believes is adequate (and in the case of director nominations, more time than the existing bye-laws) to make such proposals and nominations, in line with other public companies and market practice.
Benefits to Shareholders. The Third Point Re Board of Directors believes these revised provisions benefit shareholders by making the timing and procedures for shareholder proposals and director nominations clearer and therefore providing an easier roadmap to follow in the event they wish to submit such proposals or nominations.
•Proposal 4 (Second bye-laws proposal):
The second bye-laws proposal deletes provisions related to director appointment rights of historical investors and provisions related to the removal of directors that are no longer operative.

Benefits to Shareholders. The Third Point Re Board of Directors believes this proposal is beneficial for shareholders because it removes historical provisions giving additional rights to specific investors that are no longer operative; no substantive change to the bye-laws is being made.
•Proposal 5 (Third bye-laws proposal):
The third bye-laws proposal amends or adds provisions to provide that a director with a conflict of interest must declare that interest, but that the director is not required to recuse himself or herself from the vote. The Third Point Re Board of Directors believes that this approach is a more typical approach for a Bermuda public company, providing the members of the Third Point Re Board of Directors with greater discretion to determine when it is appropriate for a director to recuse himself or herself from a particular matter.
Benefits to Shareholders. This proposal is intended to benefit shareholders by ensuring that the Third Point Re Board of Directors considers matters and makes decisions with knowledge of any conflicts, but allows the directors, elected by the shareholders and acting in the interests of shareholders, to continue to bring to bear their knowledge, expertise and experience to the matter being considered.
•Proposal 6 (Fourth bye-laws proposal):
The fourth bye-laws proposal removes the requirement that certain historical investors consent to amendments to the bye-laws that have a material adverse effect on that investor. If approved, these consent rights with respect to Daniel S. Loeb will be contained in an investor rights agreement to be entered into between Third Point Re and Mr. Loeb in connection with the closing of the merger.
Benefits to Shareholders: This proposal is intended to benefit shareholders by making it clear that certain historical investors no longer have these consent rights, while continuing to provide Mr. Loeb, a significant shareholder of Third Point Re, with rights commensurate with his ownership and historical rights.
•Proposal 7 (Fifth bye-laws proposal):
The fifth bye-laws proposal removes certain historical investors’ consent rights over special actions of Third Point Re, their board observer rights and their consent right over amendments to the memorandum of association that have a material adverse effect on that investor. If approved, these consent and other rights with respect to Daniel S. Loeb will be contained in an investor rights agreement to be entered into between Third Point Re and Mr. Loeb in connection with the closing of the merger.
Benefits to Shareholders. These changes to the bye-laws are intended to be beneficial to shareholders by making clear that certain historical investors no longer have these rights, while continuing to provide Mr. Loeb, a significant shareholder of Third Point Re, with rights commensurate with his ownership and historical rights.

•Proposal 8 (Sixth bye-laws proposal):
The sixth bye-laws proposal makes other changes to the bye-laws not described above, including changes agreed as part of the merger agreement to effectuate the voting cutback of CM Bermuda. Failure to approve this proposal would result in the voting cutback of CM Bermuda being contained in a contractual agreement with Third Point Re. In addition, this proposal expands the maximum number of directors that are permitted on the Third Point Re Board of Directors by two.
Benefits to Shareholders. This proposal is intended to benefit shareholders by providing them with greater relative voting rights since the single largest shareholder will have its voting power cutback to 9.9% and ensuring that the voting cutback agreement cannot be amended without a shareholder vote. The expansion of the maximum number of directors permitted on the Third Point Re Board of Directors will allow Third Point Re to add additional directors with relevant expertise in key areas as it grows the combined company. Other changes to the bye-laws reflected in this proposal benefit shareholders by providing the Third Point Re Board of Directors with greater flexibility to operate the business in a manner it believes will provide the greatest value to shareholders and removing provisions that are no longer operative.
The Board of Directors of Third Point Re reiterates its recommendation that Third Point Re shareholders vote “FOR” the share issuance proposal, “FOR” the Loeb share issuance proposal, “FOR” each of the bye-laws proposals and “FOR” the name change proposal at a special general meeting of shareholders.
Third Point Re encourages shareholders to read the registration statement on Form S-4 dated September 23, 2020, which was subsequently amended and declared effective by the SEC on October 23, 2020 (the “Form S-4”), which includes a prospectus of Third Point Re and a proxy statement of Sirius Group (the “Joint Proxy Statement/Prospectus”) for further information on the transaction and each of the proposals.
About the Company
Third Point Re is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Re BDA and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), writes property and casualty reinsurance business. Third Point Re BDA and Third Point Re USA each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Christopher S. Coleman - Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction with Sirius Group, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction with Sirius Group, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Third Point Re and Sirius Group and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Sirius Group shareholders may not adopt the merger agreement or that Third Point Re shareholders may not approve the share issuance, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) the risks that any of the closing conditions to the Merger may not be satisfied in a timely manner, and (5) the risk that the combined company may not achieve the expected benefits of the transaction. Discussions of additional risks and uncertainties are contained in Third Point Re’s and Sirius Group’s filings with the Securities and Exchange Commission. Neither Third Point Re nor Sirius Group is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.
WHERE TO FIND ADDITIONAL INFORMATION
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction with Sirius Group. In connection with the Merger, Third Point Re filed with the SEC the Joint Proxy Statement/Prospectus, and each of Third Point Re and Sirius Group may be filing with the SEC other documents regarding the proposed transaction with Sirius Group. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents filed by Third Point Re and Sirius Group with the SEC at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Third Point Re will be made available free of charge on Third Point Re’s investor relations website at https://www.thirdpointre.com/investors/. Free copies of documents filed with the SEC by Sirius Group will be made available free of charge on Sirius Group’s investor relations website at https://ir.siriusgroup.com/.
PARTICIPANTS IN THE SOLICITATION
Third Point Re and its directors and executive officers, and Sirius Group and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective shareholders in respect of the proposed merger. Information about the directors and executive officers of Third Point Re is set forth in its Annual Proxy Statement, which was filed with the SEC on April 27, 2020. Information about the directors and executive officers of Sirius Group is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 5, 2020 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 21, 2020). Investors may obtain additional information regarding the interest of such participants by reading the Joint Proxy Statement/Prospectus.